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                                                                    EXHIBIT 4(b)


                                     The Variable Annuity Life Insurance Company
                                     2929 Allen Parkway
[VALIC LOGO]                         Houston, Texas 77019
-----------------------------
* An American General Company


In return for the Purchase Payment(s) for this contract (the "Contract"), THE VARIABLE ANNUITY LIFE INSURANCE COMPANY ("VALIC") will:

         * allocate Purchase Payment(s) under this Contract as directed by the Contract Owner,

         *       pay annuity benefits as provided in this Contract, and

         * provide the Contract Owner, the Annuitant and the Beneficiary with the rights and benefits contained in the Contract.

                          READ YOUR CONTRACT CAREFULLY
                           See Table of Contents Page

This Contract is a legal agreement between the Contract Owner and VALIC. The conditions and provisions on this and the following pages are made a part of the Contract. All conditions and provisions are subject to applicable state laws.

EXECUTED AT VALIC'S HOME OFFICE ON THE DATE OF ISSUE.

    /s/ CYNTHIA A. TOLES                      /s/ THOMAS [ILLEGIBLE]
         (Secretary)                                   (President)

ANNUITY PAYMENTS AND SURRENDER VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. VARIABLE PROVISIONS ARE DETAILED ON PAGE 8.

THIS CONTRACT MAY BE RETURNED WITHIN TEN (10) DAYS TO THE HOME OFFICE OF VALIC OR TO ANY AUTHORIZED AGENT OF VALIC FOR CANCELLATION OF PREMIUM IF YOU ARE NOT SATISFIED FOR ANY REASON. VALIC WILL RETURN ALL PREMIUMS FOR THIS CONTRACT WITHIN TEN (10) DAYS AFTER IT RECEIVES NOTICE OF CANCELLATION AND THE RETURNED POLICY.

ANNUITANT: SALLY A. DOE




CONTRACT OWNER: JOHN J. DOE
CONTRACT NUMBER: 98765                                   DATE OF ISSUE: 2-1-96



                 INDIVIDUAL FIXED AND VARIABLE ANNUITY PAYMENT
                           DEFERRED ANNUITY CONTRACT
                               NON-PARTICIPATING


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                               TABLE OF CONTENTS

                                                     Page                                                        Page
                                                     ----                                                        ----
SECTION  1  DEFINITIONS  . . . . . . . . . . . . . .  4          SECTION 6  CODE REQUIREMENTS AND PROVISIONS
SECTION  2  PURCHASE PAYMENTS AND THE                                       FOR RETIREMENT PLAN CONTRACTS . . . .  12
            ACCUMULATION PERIOD  . . . . . . . . . .  4              6.01   Special Provisions Applicable . . . .  12
   2.01     Purchase Payments  . . . . . . . . . . .  4              6.02   Qualified Retirement Plans and Tax
   2.02     Allocation of Purchase Payments  . . . .  5                     Sheltered Annuity Plans . . . . . . .  12
   2.03     Fixed Subaccount Value   . . . . . . . .  5              6.03   Non-Qualified and Unfunded Deferred
   2.04     Variable Subaccount Value  . . . . . . .  5                     Compensation Plans  . . . . . . . . .  12
   2.05     Minimum Contract Value   . . . . . . . .  5              6.04   Direct Rollovers  . . . . . . . . . .  12
   2.06     Suspension of Purchase Payments  . . . .  6              6.05   Limit on Purchase Payments for
SECTION  3  CHARGES UNDER THE CONTRACT   . . . . . .  6                     Section 402(g)  . . . . . . . . . . .  12
   3.01     Charge for Premium Taxes   . . . . . . .  6              6.06   Withdrawal Restrictions for Amounts
   3.02     Charge for Partial and Total                                    Transferred from a Section 403(b)(7)
   3.03     Surrenders   . . . . . . . . . . . . . .  6                     Custodial Account . . . . . . . . . .  12
            Charge for Annual Contract                            SECTION 7 GENERAL PROVISION . . . . . . . . . .  12
            Maintenance  . . . . . . . . . . . . . .  6              7.01   The Contract  . . . . . . . . . . . .  12
   3.04     Charge to the Separate Account   . . . .  7              7.02   Incontestability  . . . . . . . . . .  13
SECTION  4  TRANSFERS AND SURRENDERS   . . . . . . .  7              7.03   Misstatement of Age . . . . . . . . .  13
   4.01     Transfers  . . . . . . . . . . . . . . .  7              7.04   Proof of Survival . . . . . . . . . .  13
   4.02     Surrenders   . . . . . . . . . . . . . .  7              7.05   Assignment  . . . . . . . . . . . . .  13
   4.03     Minimum Surrender Value  . . . . . . . .  7              7.06   Non-Participating . . . . . . . . . .  13
SECTION  5  ANNUITY BENEFITS   . . . . . . . . . . .  7              7.07   Change of Contract by Mutual
   5.01     Annuity Date   . . . . . . . . . . . . .  7                     Agreement . . . . . . . . . . . . . .  13
   5.02     Election to Commence Annuity                             7.08   Beneficiary . . . . . . . . . . . . .  13
            Payments   . . . . . . . . . . . . . . .  8              7.09   Death Payment Provisions  . . . . . .  13
   5.03     Annuity Unit Value   . . . . . . . . . .  8              7.10   Suspension of Payments  . . . . . . .  14
   5.04     Annuity Options  . . . . . . . . . . . .  8              7.11   Deferral of Surrender . . . . . . . .  14
   5.05     Automatic Annuity Option   . . . . . . .  8              7.12   Minimum Benefit . . . . . . . . . . .  14
   5.06     Minimum Annuity Payment  . . . . . . . .  8              7.13   Reports to Contract Owners  . . . . .  14
   5.07     Betterment of Rates  . . . . . . . . . .  8              7.14   Voting Rights . . . . . . . . . . . .  14
   5.08     Allocation of Variable and Fixed                         7.15   Substitution of Fund Shares . . . . .  15
            Annuities  . . . . . . . . . . . . . . .  9              7.16   Separate Account  . . . . . . . . . .  15
   5.09     Annuity Tables   . . . . . . . . . . . 9-11





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                                   SECTION I
                                  DEFINITIONS

1.01 ACCUMULATION PERIOD -- the time between the date of the first Purchase Payment and the Annuity Date.

1.02 ACCUMULATION UNIT ("UNIT") -- a unit of interest of the Contract Owner in a Separate Account Division which is accumulated in a Variable Subaccount before annuity payments begin. The value of a Unit will vary with the net investment return of the respective Separate Account Division.

1.03 ACCUMULATION VALUE -- the sum of the values of the Fixed Subaccounts and the Variable Subaccounts under the Contract.

1.04 ANNUITANT -- the person on whose life annuity payments will be based. Annuity payments will paid to the Annuitant. If the Annuitant dies before the Annuity Date, the Beneficiary may receive payments.

1.05     ANNUITY DATE -- the date on which annuity payments start.

1.06     ANNUITY PERIOD -- the time during which annuity payments are made.

1.07 ANNUITY UNIT -- A measuring unit used in calculating the amount of annuity payments. The value of an Annuity Unit for a Variable Subaccount will vary with the net investment return of the Separate Account Division selected. The value will be adjusted according to the Assumed Investment Rate chosen by the Annuitant.

1.08 ASSUMED INVESTMENT RATE -- the rate used to determine the first monthly annuity payment per thousand dollars of Accumulation Value in the Variable Subaccount(s).

1.09 BENEFICIARY -- The person who will receive payments, if any, on the Annuitant's death.

1.10 CONTRACT OWNER -- the Annuitant, the employer, or other entity designated as the owner on page one.

1.11 CONTRACT YEAR -- a twelve month period starting with the issue date of the Contract and each anniversary of that date.

1.12 FIXED SUBACCOUNT -- a particular subaccount under the Contract into which net Purchase Payments and accumulated value under a fixed annuity contract may be allocated. Reserves for these allocations are held in VALIC's General Account. The portion of Accumulation Value under Fixed Subaccount One which may be transferred to another subaccount may be limited. The timing of transfers from Fixed Subaccount Two to other subaccounts may be limited. Fixed Subaccounts One and Two are discussed more fully in the Article labelled "Transfers and Surrenders."

1.13 FUND -- an investment portfolio which is the underlying investment medium for net Purchase Payments credited to a separate Account Division.

1.14 GENERAL ACCOUNT -- the assets of VALIC other than those in the Separate Account or any other separate account. Reserves for any fixed annuity are maintained in the General Account.

1.15 HOME OFFICE -- the main office of VALIC at 2929 Allen Parkway, Houston, Texas 77019.

1.16 PURCHASE PAYMENT -- an amount paid to VALIC by, or on behalf of, an Annuitant.

1.17 SEPARATE ACCOUNT -- the segregated asset account referred to as Separate Account A. Separate Account A was established by VALIC under the Texas Insurance Code to receive and invest the net Purchase Payments made under variable annuity contracts.

1.18 SEPARATE ACCOUNT DIVISIONS ("DIVISIONS") -- subdivisions of the Separate Account, each of which invest in a different variable investment with a particular investment objective and strategy, and into which the net Purchase Payments and accumulated value under a variable annuity contract may be applied.

1.19 SURRENDER VALUE -- the Accumulation Value of a Contract less the surrender charge, if any, which is the amount payable upon surrender of the Contract.

1.20 VARIABLE SUBACCOUNT -- a particular subaccount under the Contract into which net Purchase Payments and accumulated value under a variable annuity contract may be allocated. Amounts in each Variable Subaccount are invested in a Separate Account Division.

                                   SECTION 2
                 PURCHASE PAYMENTS AND THE ACCUMULATION PERIOD

2.01     PURCHASE PAYMENT(S)

         The Contract Owner may make Purchase Payments at any time during the Accumulation Period for credit to the Contract. Purchase Payments made under a retirement plan are subject to the terms of the plan.

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         When a Purchase Payment is received in the Home Office of VALIC, a deduction will be made to cover any premium taxes due, resulting in a net Purchase Payment.

         Each net Purchase Payment is allocated by the Contract Owner to Fixed and/or Variable Subaccounts. Each net Purchase Payment allocated to a Variable Subaccount is applied separately to a Division to provide Units. The number of Units is equal to the net Purchase Payment per Variable Subaccount divided by the dollar value of one Unit for the respective Division for the valuation period of receipt. The number of Units will not vary with changes in the dollar value of a Unit. The value of a Unit in each Division may vary from one valuation period to the next.

2.02     ALLOCATION OF PURCHASE PAYMENTS

         When this Contract is used on a flexible payment basis, Purchase Payments must be at least $30 per Variable Subaccount or Fixed Subaccount.

         If no Purchase Payments will be made to the Contract after the first, the single Purchase Payment must be at least $1,000.

         VALIC reserves the right to limit Purchase Payment allocations among subaccounts to seven at any one time.

2.03     FIXED SUBACCOUNT VALUE

         The Fixed Subaccount value of this Contract shall include:

         o      Purchase Payments allocated to the Fixed Subaccount(s);
         o      amounts transferred from Variable Subaccounts;
         o      interest earned on either of the above; and
                shall be reduced by:
         o      any transfers from the Fixed Subaccount(s);
         o      amounts deducted in connection with any partial surrenders; and
         o      annual Contract maintenance charges.

         Prior to the Annuity Date the interest credited shall be at a rate determined by VALIC. The interest rate shall not be less than an effective rate of 4 1/2% per year.

2.04     VARIABLE SUBACCOUNT VALUE

         The Variable Subaccount value of this Contract for any valuation period is equal to the value invested under Variable Subaccounts.

         The value of each of the Contract's Variable Subaccounts is determined by multiplying the Unit value for the Division underlying that subaccount on that date by the number of Units in the Division underlying the Variable Subaccount. The value of a Unit may increase or decrease according to the investment performance of the Division underlying the Variable Subaccount.

         The current value of a Unit is equal to the value of such Unit for the immediately preceding valuation period times the Net Investment Factor for the current period.

         The Net Investment Factor for a Division is the sum of 1.000000 plus the Net Investment Rate for that Division.

         The Net Investment Rate for any valuation period for a Division is the Gross Investment Rate for that Division for the valuation period less:

         o       the daily charge for the period at an annual rate of 1%, and
         o charges for any taxes payable by the Separate Account or reserves held for such taxes.

         The Gross Investment Rate for a Division is computed on each day the New York Stock Exchange is open for trading. It is computed at least once a day at the time trading closes. It covers the valuation period since the last prior computation. The Gross Investment Rate is equal to:

         o the investment income and capital gains and losses, both realized and unrealized, on the assets of that Division during such period, divided by

         o       the amount of such assets at the beginning of the period.

         The Gross Investment Rate may be either positive or negative.

2.05     MINIMUM CONTRACT VALUE

         If both the total Accumulation Value for this Contract and Purchase Payments, reduced by any amounts deducted in connection with any partial surrenders, fall below $300 during the Accumulation Period, and no Purchase Payments have been made for two Contract Years, this Contract may be automatically surrendered and the Surrender Value paid to the Contract Owner.



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2.06     SUSPENSION OF PURCHASE PAYMENTS

         When this Contract is issued on a flexible payment basis, Purchase Payments may be suspended at any time without penalty. If additional Purchase Payments are not made and the Contract is not surrendered, the Fixed Subaccount value will continue to earn interest and the number of Units under Variable Subaccounts will remain constant. The value of Units will continue to vary. The Accumulation Value will continue to be subject to Contract charges during the period of suspension. The Contract Owner may resume making Purchase Payments at any time prior to the Annuity Date so long as the Contract has not been surrendered.

                                   SECTION 3
                           CHARGES UNDER THE CONTRACT

3.01     CHARGE FOR PREMIUM TAXES

         A deduction is made from each Purchase Payment to cover premium taxes, when applicable. Any such deduction will be made either from Purchase Payments when received, or from the amount applied to effect an annuity at the time annuity payments commence, depending on applicable state law. If no amount for premium tax was deducted, but tax later is found to be due, VALIC reserves the right to reduce the Accumulation Value of the Contract, the number of Units under a Variable Annuity, or the amount of Fixed Annuity payments by the amount of the tax due at the time such determination is made. If an amount for any premium taxes was deducted but later is found not to be due, VALIC will apply the amount deducted to increase the Accumulation Value of the Contract, the number of Units under a Variable Annuity, or the amount of Fixed Annuity payments at the time such determination is made.

3.02     CHARGE FOR PARTIAL AND TOTAL SURRENDERS

         A partial or total surrender may be subject to a surrender charge. The surrender charge is equal to the lesser of 5% of (a) any Purchase Payment received during the most recent 60 months prior to receipt of the surrender request by VALIC at its Home Office, or (b) the amount of the surrender. It is always assumed that the most recent Purchase Payments are withdrawn first, and no surrender charge is ever imposed on any amount not actually withdrawn.

         If no Purchase Payments have been received during the most recent 60 months or if the Contract has been in effect for 15 years or longer, there will be no charge for partial or total surrenders. There is no surrender charge if the Contract has been in effect for 5 years or longer and the Annuitant has attained age 59 1/2.

         Up to 10% of the Accumulation Value in any Contract Year may be withdrawn without a surrender charge. The surrender charge will be applicable only to the amount withdrawn that exceeds 10%. The percentage withdrawn will be calculated as the ratio of the amount withdrawn to the Accumulation Value immediately prior to the withdrawal. If multiple withdrawals are made in a Contract Year, the percentage withdrawn for each withdrawal will be added together to determine the 10% free withdrawal portion.

         Once a surrender charge has been imposed on any Purchase Payment, that payment or portion thereof will not thereafter be treated as a Purchase Payment for purposes of the charge.

         The surrender charge is not imposed upon annuitization at the Annuity Date upon any payments received by an Annuitant or Beneficiary in lieu of annuity payments during the Annuity Period, or upon payments to a Beneficiary when an Annuitant dies during the Accumulation Period.

         There is no surrender charge if the Annuitant is eligible for and has qualified to receive Social Security disability benefits. VALIC may ask for proof of disability. Proof of disability will be made by sending VALIC a certified copy of a Social Security Administration determination of disability. The amount payable upon full surrender in the case of disability will be the Accumulation Value on the date VALIC receives due proof of disability.

         VALIC may reduce the surrender charge under this Section.

3.03     CHARGE FOR ANNUAL CONTRACT MAINTENANCE

         A Contract maintenance charge of $20 will be assessed by VALIC for the first Contract Year. An annual Contract maintenance charge of $15 will be assessed for the second and later Contract Years during the Accumulation Period. The charge is due in quarterly installments beginning on the first day of the calendar quarter following the first date a Purchase Payment is credited to the Contract. The charge is assessed on the last day of the calendar quarter in which it is due. VALIC will reduce the Accumulation Value of the Contract to cover this charge.

         If the Contract is surrendered during a calendar quarter, the full quarterly assessment will be made at the time of the surrender, and VALIC will reduce the Surrender Value of the Contract to cover this charge.

         The Contract maintenance charge is not guaranteed and may, with prior regulatory approval if required, be changed.

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3.04     CHARGE TO THE SEPARATE ACCOUNT

         To cover other administrative expenses and mortality risks, VALIC will assess the Separate Account a daily charge of .00274%. This charge equals an annual rate of 1% of the average daily net asset value of the Separate Account Divisions attributable to the Contract.

                                   SECTION 4
                            TRANSFERS AND SURRENDERS

4.01     TRANSFERS

         (a) Before annuity payments begin, the Contract Owner may transfer amounts held under this Contract among Variable Subaccounts or from Variable Subaccounts to the Fixed Subaccount(s). VALIC reserves the right to limit such transfers to intervals of not less than 30 days.

         Up to 20% of the Accumulation Value under Fixed Subaccount One may be transferred each Contract Year. If multiple transfers are made in a Contract Year, the percentage of the Accumulation Value transferred each time will be added together to determine the 20% transfer limit for that Contract Year. For each transfer, the percentage transferred is the ratio of the amount transferred to the Fixed Subaccount One Accumulation Value immediately prior to the transfer. However, if the Accumulation Value remaining under Fixed Subaccount One would be less than $500, such value may be transferred in full at that time.

         After a Contract Owner transfers amounts to Fixed Subaccount Two, no further transfers from Fixed Subaccount Two may be made for 90 days. The 90 day transfer period may be changed at any time. However, the transfer period may not exceed 180 days.

         (b) During the Annuity Period the Annuitant may transfer amounts among Divisions underlying a Variable Annuity or from the Divisions underlying a Variable Annuity to provide a Fixed Annuity. Transfers may not be made at intervals of less than 365 days. Transfers of amounts providing a Fixed Annuity may not be made to provide a Variable Annuity during the Annuity Period.

         (c) Transfers will be made only when VALIC receives written instructions at its Home Office. Instructions must be made on a form furnished by VALIC.

         (d) Transfers shall be made at the Unit value next determined after receipt by VALIC of a valid, complete transfer request.

         (e) Transfers may not be made if values under the Contract will be accumulated in more than the maximum number of subaccounts available at any one time. VALIC reserves the right to limit allocations among subaccounts to seven at any one time.

4.02     SURRENDERS

         A Contract Owner may make partial or total surrenders of the Surrender Value of the Contract at any time during the Accumulation Period. The Accumulation Value for purposes of determining the surrender charge is that next computed after the request for surrender is received at VALIC's Home Office.

4.03     MINIMUM SURRENDER VALUE

         In the case of a full surrender of the Contract prior to the Annuity Date, the value received under the Fixed Subaccounts shall never be less than Purchase Payments allocated to the Fixed Subaccounts, less any amounts transferred to Variable Subaccounts and less any previous partial surrenders.

                                   SECTION 5
                                ANNUITY BENEFITS
5.01     ANNUITY DATE

         The Annuity Date shall be selected by the Contract Owner. Such date may be the first day of any calendar month following the Annuitant's 50th birthday but may not be later than the Annuitant's 75th birthday if the Contract is issued under a qualified plan and 85th birthday if the Contract is issued as a non-qualified deferred annuity. In the absence of an election, the Annuity Date shall be the first day of the month during which the Annuitant attains age 75 if the Contract is issued under a qualified plan and age 85 if the Contract is issued as a non-qualified deferred annuity.

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5.02     ELECTION TO COMMENCE ANNUITY PAYMENTS

         An election to commence Annuity Payments must be made in writing on a form provided by VALIC. Payments will start on the first day of the month following 30 days after the election is received at VALIC's Home Office.

5.03     ANNUITY UNIT VALUE

         The Value of a Fixed Annuity Unit is fixed at $1.00. The current value of an Annuity Unit in a Division is equal to the value of such Annuity Unit for the immediately preceding valuation period times the product of (a) an Assumed Investment Rate factor per day of the current valuation period and (b) the applicable Net Investment Factor for such valuation period for the Division.
The Assumed Investment Rate will equal 3 1/2% unless the Annuitant chooses an Assumed Investment Rate other than 3 1/2%, if permitted by state law or regulations, of 4 1/2% or 5%. If the Annuitant chooses an Assumed Investment Rate of 3 1/2%, the Assumed Investment Rate factor above will equal 0.999906. If an Assumed Investment Rate other than 3 1/2% is chosen, the factor for 4 1/2% will equal .999879 and the factor for 5% will equal .999866. The value of a Unit may increase or decrease according to the investment performance of the Division underlying the Variable Subaccount.

5.04     ANNUITY OPTIONS

         The Annuitant may elect to have payments made under any of the Options below or any other Option which is mutually agreeable. Payments may be received on either a fixed or a variable basis, or both, except that payments under the Fifth Option must be made on a fixed basis.

         FIRST OPTION - LIFE ANNUITY - An annuity payable monthly during the Annuitant's life. Payments shall cease with the last one due before the Annuitant's death.

         SECOND OPTION - LIFE ANNUITY WITH 60, 120, OR 180 MONTHLY PAYMENTS GUARANTEED - An annuity payable monthly during the Annuitant's life. If, at the death of the Annuitant, payments have been made for less than the number of months selected, payments will be made to a Beneficiary for the rest of the guaranteed period.

         THIRD OPTION - UNIT REFUND LIFE ANNUITY - An annuity payable monthly during the Annuitant's life. Payments cease with the last one due before the Annuitant's death. At the Annuitant's death the Beneficiary may receive an additional payment. The payment under a Fixed Annuity, if any, is equal to the Fixed Annuity value of the Participant's Account at the Annuity Date which has not previously been paid out in the form of annuity payments. The payment under a Variable Annuity, if any, is equal to the then current value of any Annuity Units which have not been paid out in the form of annuity payments. The number of Annuity Units at the Annuity Date is the total value applied to this Option divided by the Annuity Unit value used to calculate the first annuity payment.

         FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY - An annuity payable monthly during the joint lives of the Annuitant and a named second person and thereafter during the life of the survivor.

         FIFTH OPTION - PAYMENTS FOR A DESIGNATED PERIOD - An annuity payable monthly for a selected number of years between three and thirty.

         Any Option chosen by the Annuitant must comply with applicable tax laws and regulations.

5.05     AUTOMATIC ANNUITY OPTION

         If the Annuitant does not elect one of the Options prior to the Annuity Date, annuity payments will be made in accordance with the Second Option, with payments being guaranteed for a ten year period, unless this Option is contrary to applicable tax laws or regulations.

5.06     MINIMUM ANNUITY PAYMENT

         An Annuity Option may not be elected under a Fixed or Variable Annuity unless an annuity payment of at least $25 would be provided under that Option. If a combination of Fixed and Variable Annuities is elected, each Fixed Annuity payment and each portion of a Variable Annuity payment based on Division must equal at least $25.

5.07     BETTERMENT OF RATES

         If greater benefits would result for a Fixed Annuity, the amount of the Annuitant's monthly payment will be the monthly payment produced by the then current settlement option rates, which will not be less than the rates used for a currently issued immediate annuity of the same form. It shall have a single stipulated payment equal to the Accumulation Value of the Contract being applied to effect the annuity. Any commuted values allowed will be determined based on the Option elected and the Assumed Investment Rate used to determine the purchase rate for such annuities.

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5.08     ALLOCATION OF VARIABLE AND FIXED ANNUITIES

         In the absence of notification to the contrary, when an annuity is effected for an Annuitant, Fixed Subaccount accumulations will provide a Fixed Annuity and Variable Subaccount Units will provide a Variable Annuity (Annuity Units in the Separate Account) based on the Divisions in which the Variable Subaccounts were invested immediately prior thereto. If the Fifth Option is elected, the Accumulation Value will provide a Fixed Annuity.

         (a) Variable Annuity -- An annuity with payments varying according to the net investment return of the Divisions selected. The number of Annuity Units in each Variable Subaccount is determined by dividing the first monthly payment by the Annuity Unit value of the applicable Division as of the tenth day before the Annuity Date.

                 Once variable payments have begun, the number of Annuity Units per payment remain fixed. However, subsequent transfers among the Divisions or from a Division to provide a Fixed Annuity after annuity payments begin will result in a recalculation of the number of Annuity Units.

                 The dollar amount of the second and later Variable Annuity payments is not set and may change from month to month. The actual amount of each Variable Annuity payment after the first is equal to the number of Annuity Units under the Variable Subaccounts times the Annuity Unit value of the applicable Division as of the tenth day prior to the date the payment is due.

                 VALIC guarantees that the dollar amount of each annuity payment after the first shall not be adversely affected by actual expenses or variations in mortality experience which differ from those assumed for the first payment

         (b) Fixed Annuity -- An annuity with payments which remain fixed as to dollar amount. Payments after the first will never be less than the first monthly payment. Payments may be increased at VALIC's discretion.

5.09     ANNUITY TABLES

         The following tables show the amount required to purchase a first monthly payment of $1.00. Tables A, B, and C are calculated using Assumed Investment Rates of 3 1/2%, 4 1/2%, and 5% per year, respectively, for Variable Annuities and a mortality table constructed from the 1983 Table a. The amount applied to effect an annuity will be the Accumulation Value on the tenth date preceding the date the first payment is due. The amount of each payment will depend upon the Annuitant's age at the birthday nearest to the time the first payment is due. The table used will depend upon the Assumed Investment Rate selected by the Annuitant.

UIT-585-96                                                              QU1IXST9

                                TABLE A

DOLLAR AMOUNT REQUIRED TO PURCHASE A VARIABLE ANNUITY
                     WITH A FIRST MONTHLY PAYMENT OF $1.00
                    AT AN ASSUMED INVESTMENT RATE OF 3 1/2%

Options 1, 2 and 3 -- Single Life Annuities

                    Monthly Payments Guaranteed
              --------------------------------------
     Age        None       60        120       180    Cash Refund
     50       $233.36   $233.71   $234.82    $236.75    $240.70
     51        229.87    230.25    231.45     233.54     237.65
     52        226.30    226.72    228.01     230.29     234.54
     53        222.65    223.10    224.51     226.98     231.36
     54        218.93    219.41    220.93     223.62     228.12
     55        215.11    215.64    217.28     220.22     224.82
     56        211.21    211.78    213.57     216.77     221.45
     57        207.23    207.84    209.79     213.28     218.02
     58        203.15    203.81    205.94     209.76     214.53
     59        198.98    199.70    202.03     206.21     210.96
     60        194.73    195.51    198.06     202.64     207.33
     61        190.38    191.24    194.04     199.05     203.63
     62        185.95    186.90    189.97     195.47     199.85
     63        181.45    182.50    185.86     191.89     195.99
     64        176.88    178.03    181.73     188.35     192.18
     65        172.25    173.52    177.57     184.84     188.25
     66        167.56    168.95    173.41     181.39     184.24
     67        162.81    164.34    169.24     178.00     180.31
     68        158.01    159.70    165.09     174.70     176.25
     69        153.16    155.01    160.95     171.49     172.11
     70        148.26    150.30    156.85     168.40     168.10
     71        143.31    145.57    152.79     165.44     163.94
     72        138.33    140.83    148.81     162.62     159.70
     73        133.32    136.10    144.91     159.98     155.66
     74        128.31    131.39    141.11     157.51     151.45
     75        123.30    126.73    137.44     155.22     147.15

Option 4 -- Joint and Survivor Life Annuity


  Younger Annuitant:                                 Number of Years Younger Than Older Annuitant
    Age of Older           -------------------------------------------------------------------------------------------------
     Annuitant               0        1         2        3        4        5        6        7        8        9       10
        50                 $256.95  $258.82   $260.70  $262.61  $264.53  $266.46  $268.39  $270.33  $272.26  $274.19 $276.10
        51                  253.87   255.79    257.73   259.69   261.67   263.66   265.66   267.66   269.65   271.64  273.61
        52                  250.69   252.67    254.67   256.69   258.73   260.78   262.84   264.90   266.96   269.00  271.04
        53                  247.42   249.45    251.52   253.60   255.70   257.81   259.93   262.06   264.18   266.29  268.39
        54                  244.06   246.15    248.27   250.41   252.58   254.75   256.94   259.13   261.31   263.49  265.66
        55                  240.59   242.75    244.93   247.14   249.36   251.60   253.85   256.11   258.36   260.61  262.85
        56                  237.03   239.25    241.49   243.76   246.05   248.36   250.68   253.00   255.32   257.64  259.94
        57                  233.37   235.64    237.95   240.29   242.65   245.02   247.41   249.80   252.19   254.57  256.95
        58                  229.60   231.94    234.31   236.72   239.14   241.59   244.04   246.50   248.96   251.42  253.87
        59                  225.73   228.13    230.57   233.04   235.54   238.05   240.58   243.11   245.64   248.17  250.70
        60                  221.75   224.22    226.72   229.26   231.83   234.41   237.01   239.62   242.23   244.83  247.43
        61                  217.66   220.19    222.77   225.38   228.02   230.68   233.35   236.03   238.71   241.39  244.07
        62                  213.47   216.07    218.71   221.39   224.10   226.83   229.58   232.34   235.10   237.86  240.61
        63                  209.17   211.84    214.55   217.30   220.08   222.89   225.71   228.55   231.39   234.23  237.05
        64                  204.78   207.50    210.28   213.10   215.96   218.84   221.74   224.66   227.57   230.49  233.40
        65                  200.28   203.07    205.91   208.80   211.73   214.69   217.67   220.66   223.66   226.66  229.65
        66                  195.69   198.54    201.45   204.40   207.40   210.43   213.49   216.57   219.65   222.73  225.80
        67                  191.01   193.92    196.89   199.91   202.98   206.08   209.22   212.37   215.53   218.70  221.86
        68                  186.24   189.21    192.24   195.33   198.46   201.64   204.84   208.07   211.32   214.56  217.81
        69                  181.38   184.41    187.50   190.65   193.85   197.10   200.38   203.68   207.00   210.33  213.66
        70                  176.44   179.52    182.68   185.89   189.16   192.47   195.82   199.20   202.60   206.01  209.42
        71                  171.42   174.55    177.77   181.04   184.37   187.75   191.17   194.62   198.10   201.59  205.08
        72                  166.33   169.51    172.78   176.11   179.51   182.95   186.44   189.96   193.51   197.07  200.65
        73                  161.17   164.40    167.71   171.10   174.56   178.07   181.63   185.22   188.83   192.47  196.12
        74                  155.97   159.22    162.58   166.02   169.53   173.11   176.73   180.39   184.08   187.79  191.51
        75                  150.73   154.01    157.39   160.87   164.44   168.07   171.75   175.48   179.24   183.02  186.82


UIT-585-96                                                              QU1IXSTA

                                    TABLE B

                 DOLLAR AMOUNT REQUIRED TO PURCHASE AN ANNUITY
                     WITH A FIRST MONTHLY PAYMENT OF $1.00
                    AT AN ASSUMED INVESTMENT RATE OF 4 1/2%

Options 1, 2 and 3 -- Single Life Annuities

                      Monthly Payments Guaranteed
              -----------------------------------------
    Age        None         60        120         180      Cash Refund
    50       $204.42     $204.75    $205.77     $207.48      $209.57
    51        201.83      202.19     203.30      205.15       207.29
    52        199.16      199.55     200.75      202.77       204.94
    53        196.41      196.84     198.14      200.33       202.52
    54        193.58      194.05     195.45      197.84       200.04
    55        190.67      191.17     192.70      195.30       197.48
    56        187.67      188.21     189.87      192.70       194.84
    57        184.58      185.17     186.97      190.07       192.18
    58        181.40      182.04     184.00      187.39       189.42
    59        178.12      178.82     180.97      184.67       186.59
    60        174.75      175.51     177.87      181.92       183.68
    61        171.28      172.12     174.70      179.14       180.76
    62        167.73      168.64     171.48      176.35       177.73
    63        164.09      165.09     168.21      173.55       174.63
    64        160.36      161.48     164.90      170.76       171.46
    65        156.57      157.79     161.55      167.99       168.31
    66        152.70      154.05     158.18      165.24       165.04
    67        148.76      150.24     154.78      162.54       161.70
    68        144.75      146.38     151.38      159.88       158.28
    69        140.67      142.46     147.97      157.30       154.96
    70        136.53      138.50     144.57      154.80       151.48
    71        132.31      134.50     141.20      152.39       147.92
    72        128.04      130.46     137.87      150.10       144.48
    73        123.73      126.41     134.59      147.93       140.90
    74        119.38      122.37     131.39      145.90       137.25
    75        115.01      118.33     128.27      144.02       133.53

Option 4 -- Joint and Survivor Life Annuity

Younger Annuitant:                                   Number of Years Younger Than Older Annuitant
  Age of Older        -------------------------------------------------------------------------------------------------------------
   Annuitant             0          1       2          3         4         5         6          7          8          9       10

        50            $222.59   $223.88  $225.17    $226.47   $227.77   $229.07   $230.36    $231.64    $232.91    $234.17   $235.41
        51             220.43    221.77   223.11     224.46    225.82    227.16    228.51     229.84     231.16     232.47    233.77
        52             218.19    219.58   220.97     222.38    223.78    225.18    226.58     227.97     229.35     230.71    232.06
        53             215.86    217.30   218.75     220.21    221.67    223.13    224.58     226.02     227.46     228.88    230.28
        54             213.44    214.94   216.44     217.96    219.47    220.99    222.50     224.00     225.49     226.97    228.43
        55             210.93    212.48   214.05     215.62    217.19    218.77    220.34     221.90     223.45     224.98    226.50
        56             208.32    209.94   211.56     213.19    214.83    216.46    218.09     219.71     221.32     222.92    224.50
        57             205.62    207.29   208.98     210.67    212.37    214.06    215.76     217.44     219.12     220.77    222.42
        58             202.82    204.55   206.30     208.06    209.82    211.58    213.33     215.08     216.82     218.55    220.25
        59             199.91    201.71   203.52     205.34    207.17    209.00    210.82     212.64     214.44     216.23    218.00
        60             196.90    198.76   200.64     202.53    204.42    206.32    208.21     210.10     211.97     213.83    215.67
        61             193.78    195.71   197.65     199.61    201.58    203.54    205.51     207.46     209.41     211.34    213.25
        62             190.56    192.55   194.56     196.59    198.63    200.67    202.70     204.73     206.75     208.75    210.74
        63             187.23    189.28   191.37     193.46    195.57    197.68    199.80     201.90     203.99     206.07    208.13
        64             183.79    185.91   188.06     190.23    192.41    194.60    196.79     198.97     201.14     203.30    205.43
        65             180.25    182.44   184.65     186.89    189.15    191.41    193.68     195.94     198.19     200.42    202.64
        66             176.60    178.85   181.14     183.45    185.78    188.12    190.46     192.80     195.14     197.45    199.75
        67             172.85    175.17   177.53     179.91    182.31    184.72    187.15     189.57     191.98     194.38    196.76
        68             169.00    171.39   173.81     176.26    178.74    181.23    183.73     186.23     188.72     191.20    193.67
        69             165.05    167.50   169.99     172.52    175.06    177.63    180.20     182.78     185.36     187.93    190.47
        70             161.00    163.52   166.08     168.67    171.29    173.93    176.58     179.24     181.90     184.55    187.18
        71             156.85    159.43   162.06     164.73    167.42    170.13    172.86     175.60     178.34     181.07    183.79
        72             152.62    155.26   157.95     160.69    163.45    166.24    169.05     171.86     174.68     177.49    180.30
        73             148.30    150.99   153.75     156.55    159.39    162.25    165.13     168.03     170.92     173.82    176.70
        74             143.91    146.65   149.46     152.32    155.23    158.17    161.13     164.10     167.07     170.05    173.02
        75             139.46    142.24   145.09     148.01    150.98    153.99    157.02     160.07     163.13     166.18    169.23


                                    Page 1Oa

UIT-581-96                                                              QU1IXSTB

                                 TABLE C

                 DOLLAR AMOUNT REQUIRED TO PURCHASE AN ANNUITY
                     WITH A FIRST MONTHLY PAYMENT OF $1.00
                      AT AN ASSUMED INVESTMENT RATE OF 5%

Option 1, 2 and 3 -- Single Life Annuities

              Monthly Payments Guaranteed

Age            None          60           120          180   Cash Refund
50          $192.14       $192.47       $193.45    $195.06       $196.46
51           189.89        190.25        191.32     193.06        194.47
52           187.57        187.96        189.12     191.01        192.45
53           185.18        185.60        186.85     188.91        190.34
54           182.70        183.16        184.51     186.76        188.17
55           180.14        180.64        182.11     184.55        185.92

56           177.50        178.04        179.63     182.30        183.60
57           174.77        175.35        177.09     180.00        181.21
58           171.95        172.58        174.47     177.65        178.81
59           169.03        169.71        171.79     175.27        176.29
60           166.02        166.77        169.04     172.85        173.70

61           162.91        163.73        166.22     170.40        171.03
62           159.72        160.62        163.35     167.93        168.35
63           156.43        157.42        160.43     165.45        165.57
64           153.06        154.16        157.45     162.97        162.71
65           149.62        150.82        154.44     160.50        159.78

66           146.09        147.42        151.40     158.04        156.86
67           142.49        143.95        148.32     155.62        153.83
68           138.82        140.42        145.24     153.24        150.73
69           135.07        136.83        142.14     150.92        147.55
70           131.25        133.19        139.04     148.66        144.44

71           127.35        129.50        135.96     146.49        141.20
72           123.39        125.77        132.90     144.42        137.89
73           119.38        122.02        129.89     142.45        134.51
74           115.32        118.25        126.94     140.61        131.31
75           111.23        114.50        124.08     138.90        127.92


Option 4 -- Joint and Survivor Life Annuity

Younger Annuitant:                                   Number of Years Younger Than Older Annuitant
 Age of Older          ---------------------------------------------------------------------------------------------------------
   Annuitant               0         1        2          3         4         5        6         7       8          9       10
     50                $208.17   $209.24  $210.32    $211.39   $212.47   $213.53  $214.59   $215.64  $216.67    $217.69  $218.70
     51                 206.35    207.47   208.60     209.72    210.84    211.96   213.06    214.16   215.24     216.31   217.36
     52                 204.46    205.63   206.80     207.98    209.15    210.31   211.47    212.61   213.74     214.86   215.96
     53                 202.49    203.71   204.93     206.15    207.37    208.59   209.80    210.99   212.18     213.34   214.49
     54                 200.43    201.70   202.98     204.25    205.53    206.79   208.06    209.30   210.54     211.76   212.96
     55                 198.28    199.61   200.94     202.27    203.60    204.92   206.24    207.54   208.83     210.11   211.36
     56                 196.05    197.43   198.82     200.20    201.59    202.97   204.34    205.70   207.05     208.38   209.69
     57                 193.72    195.16   196.60     198.05    199.49    200.93   202.36    203.78   205.19     206.58   207.95
     58                 191.30    192.79   194.30     195.80    197.31    198.81   200.30    201.78   203.25     204.70   206.13
     59                 188.77    190.33   191.90     193.47    195.03    196.60   198.15    199.70   201.22     202.74   204.23
     60                 186.15    187.77   189.40     191.03    192.66    194.29   195.91    197.52   199.11     200.69   202.25
     61                 183.41    185.10   186.79     188.49    190.19    191.89   193.58    195.26   196.92     198.56   200.18
     62                 180.58    182.33   184.09     185.86    187.63    189.39   191.15    192.90   194.63     196.34   198.03
     63                 177.64    179.45   181.28     183.12    184.96    186.79   188.63    190.44   192.25     194.03   195.79
     64                 174.59    176.47   178.36     180.27    182.18    184.09   186.00    187.89   189.77     191.63   193.47
     65                 171.43    173.38   175.34     177.32    179.31    181.29   183.27    185.24   187.20     189.13   191.05
     66                 168.17    170.19   172.22     174.27    176.33    178.39   180.45    182.49   184.53     186.54   188.53
     67                 164.81    166.89   168.99     171.11    173.24    175.38   177.51    179.64   181.75     183.85   185.92
     68                 161.34    163.49   165.66     167.85    170.06    172.27   174.48    176.69   178.88     181.06   183.21
     69                 157.77    159.99   162.23     164.49    166.77    169.06   171.34    173.63   175.91     178.16   180.40
     70                 154.10    156.38   158.69     161.03    163.38    165.74   168.11    170.47   172.83     175.17   177.49
     71                 150.32    152.67   155.05     157.46    159.89    162.33   164.77    167.22   169.65     172.08   174.48
     72                 146.45    148.86   151.32     153.80    156.30    158.81   161.34    163.86   166.38     168.88   171.37
     73                 142.49    144.96   147.48     150.03    152.61    155.20   157.80    160.40   163.00     165.59   168.16
     74                 138.45    140.97   143.55     146.17    148.82    151.49   154.17    156.85   159.53     162.20   164.85
     75                 134.34    136.91   139.53     142.21    144.93    147.67   150.43    153.19   155.96     158.71   161.45


                                    Page 10b
UIT-585-96                                                              QU1IXSTC

Option 5 -- Payment for a Designated Period

      Years of Payment                     Years of Payment
      ----------------                     ----------------
             3             $ 34.26                17             $154.56
             4               44.90                18              161.29
             5               55.19                19              167.50
             6               65.15                20              173.91
             7               74.74                21              179.86
             8               84.03                22              185.53
             9               93.02                23              190.84
            10              101.73                24              196.46
            11              110.01                25              201.61
            12              118.20                26              206.61
            13              125.94                27              211.42
            14              133.51                28              215.98
            15              140.85                29              220.75
            16              147.93                30              224.72


FREQUENCY OF PAYMENTS. Annuity payments under this Contract will be made monthly. If such payments would amount to less than $25 each, VALIC reserves the right to make less frequent payments. If at any time the annual rate of payment to any payee is less than $100, VALIC may make a lump sum payment of the remaining annuity value to the payee.


                                    Page 11
UIT-585-96                                                              QU1IXSTD

                                   SECTION 6
         CODE REQUIREMENTS AND PROVISIONS FOR RETIREMENT PLAN CONTRACTS

6.01     SPECIAL PROVISIONS APPLICABLE

    This Section will apply over contrary Contract provisions if the application for this Contract indicates that it will be issued under one of the following tax deferred retirement programs.

6.02 QUALIFIED RETIREMENT PLANS (INCLUDING PLANS COVERING SELF-EMPLOYED INDIVIDUALS) AND TAX SHELTERED ANNUITY PLANS

    (a) The Annuitant shall always be the employee for whose benefit Purchase Payments have been made.

    (b) Nothing in this Contract shall prevent the transfer of the Contract from the trustee of a plan to an individual as an alternative in whole or in part for a cash lump sum distribution from the plan.

    (c) A person other than the Annuitant's spouse may not be the designated second person under the Fourth Option unless, as of the Annuity Date, the actuarially determined present value of the payments to be made to the Annuitant is more than 50% of the actuarially determined present value of the aggregate payments to be made to the Annuitant and the survivor or unless it is agreed that payments to the designated second person will not extend beyond the life of the Annuitant's spouse.

    (d) A designated period under Option Five may not be chosen unless, as of the Annuity Date, the actuarially determined present value of the payments to be made to the Annuitant is more than 50% of the actuarially determined present value of the aggregate payments to be made to the Annuitant and the Beneficiary. Tax laws and regulations may also require that the designated period not extend beyond the life expectancy of the Annuitant or the life expectancy of the Annuitant and the Beneficiary.

    (e) This provision may be treated as a plan provision accepting voluntary deductible employee contributions.

    (f) The Participant's rights under this Contract are subject to the terms of the Contract Owner's plan.

6.03     NON-QUALIFIED AND UNFUNDED DEFERRED COMPENSATION PLANS

    The Annuitant's employer shall be the Contract Owner. The Contract Owner has all rights under the Contract. The Annuitant is named for bookkeeping reasons only.

    If there is any conflict between the intent of this Section and the Contract, this Section shall apply.

6.04     DIRECT ROLLOVERS

    If any benefit payable under a Contract constitutes an "eligible rollover distribution" within the meaning of section 402 of the Internal Revenue Code of 1986, as amended ("the Code"), the Annuitant has the right to elect to have such distribution paid directly to an "eligible retirement plan" in a transaction designated under the Code as a "direct rollover." Before any eligible rollover distribution is made to the Annuitant, we will provide the Annuitant with a written explanation of the Annuitant's right to make a direct rollover and the tax consequences of making or not making a direct rollover. No surrender, withdrawal, or other benefit distribution that constitutes an eligible rollover distribution will be made to the Annuitant under a Contract, unless the Code's requirements applicable to eligible rollover distributions have been satisfied. Except for eligible rollover distributions, VALIC reserves the right to make payments only to the Annuitant or the Annuitant's Beneficiary.

6.05     LIMIT ON PURCHASE PAYMENTS FOR SECTION 402(g)

    An Annuitant's salary reduction Purchase Payments may not exceed the limits of section 402(g) of the Code. VALIC reserves the right to refund excess Purchase Payments.

6.06 WITHDRAWAL RESTRICTIONS FOR AMOUNTS TRANSFERRED FROM A SECTION 403(b)(7) CUSTODIAL ACCOUNT

    Equivalent withdrawal restrictions as to those imposed upon a section 403(b) tax deferred annuity contract also apply to any portion of the Accumulation Value that is attributable to Purchase Payments representing amounts directly transferred from a custodial account under section 403(b)(7) of the Code.

                                   SECTION 7
                               GENERAL PROVISIONS

7.01     THE CONTRACT

    This Contract is the entire Contract. All statements made by or on behalf of the Annuitant shall be deemed representations. Such statements shall not be deemed warranties. Only the President or a Vice President of VALIC may change this Contract. Any such changes must be in writing.

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7.02     INCONTESTABILITY

    This Contract is incontestable after two years from the date of issue.

7.03     MISSTATEMENT OF AGE

    If an Annuitant's age has been misstated, or that of any Beneficiary under a settlement option which conditions payment upon the Beneficiary's survival, any amount payable by VALIC shall be such as would be provided on the basis of the correct information. If a correction of age is made while payments are being made hereunder, the amount of any underpayment shall be paid in full with the next payment due. The amount of an overpayment shall be deducted from amounts otherwise payable hereunder.

7.04     PROOF OF SURVIVAL

    If any payment is conditioned upon a payee's survival, VALIC may ask for proof that the payee is living. If proof is requested, payments will not be made or considered due until VALIC receives proof.

7.05     ASSIGNMENT

    In no event can this Contract or the rights under it be sold, assigned, discounted or pledged as collateral for a loan or as security for the performance of an obligation. The Annuitant's vested rights under this Contract are nonforfeitable and this Contract or the rights under it may not be transferred to any person other than VALIC. Unless contrary to applicable law, including federal tax law, the values hereunder are not subject to any creditor claims.

    This Section does not apply when the Contract is issued under a non-qualified and unfunded deferred compensation plan.

7.06     NON-PARTICIPATING

    This Contract is non-participating and does not share in the profits or surplus of VALIC.

7.07     CHANGE OF CONTRACT BY MUTUAL AGREEMENT

    Notwithstanding any of the terms of this Contract, the Contract Owner and VALIC, by an agreement in writing on any date agreed upon may change, from time to time, any or all terms of this Contract if it is deemed advisable to do so to conform the Contract to requirements of applicable laws or regulations. Consent of any Beneficiary shall not be required for any change except where an irrevocable Beneficiary has been designated.

7.08     BENEFICIARY

    The Annuitant may change any Beneficiary designation during the Annuitant's life. An irrevocably named Beneficiary can be changed only with that Beneficiary's written consent. Any new designation must be filed in writing with VALIC at its Home Office. Upon receipt, the notice shall take effect as of its signature date. It shall be subject to any action taken by VALIC prior to receipt. An Annuitant's right to name or change a Beneficiary is subject to any applicable tax laws and regulations.

    Unless otherwise provided, proceeds will be distributed in accordance with the following provisions. Two or more Beneficiaries living at the Annuitant's death shall share the proceeds equally. If any of two or more Beneficiaries die before the Annuitant, all proceeds shall be payable to any surviving Beneficiary(ies). If no named Beneficiary is living at the Annuitant's death, the proceeds shall be payable to the Annuitant's estate. If the Beneficiary dies at the same time as the Annuitant, rights to the proceeds shall be determined as though he or she died before the Annuitant. The Beneficiary's death shall be deemed at the same time as the Annuitant's if it occurs within 15 days of the Annuitant's death. VALIC may ask for proof of survival from any person entitled to payment. If the Beneficiary dies while receiving payments under the Second or Fifth Options, the value of remaining payments, if any, shall be paid to the estate of said Beneficiary.

7.09     DEATH PAYMENT PROVISIONS

    If an Annuitant dies before the Annuity Date, a death benefit is payable. The death benefit is the greater of (a) the Accumulation Value on the date VALIC receives proof of death or (b) 100% of Purchase Payments reduced by amounts deducted in connection with any surrenders.

    Proof of death may be made by sending VALIC a certified copy of the death certificate, a certified copy of a decree of a court of competent jurisdiction as to death, a written statement by an attending physician, or any other proof satisfactory to VALIC.

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    The Beneficiary may elect within 60 days after it is payable to receive the death payment as a lump sum or under an Annuity Option. The Beneficiary will then be entitled to exercise the investment options and other rights an Annuitant would have during the Annuity Period, subject to the rules below:

    o Nonspouse Beneficiary -- Payments which start within 1 year of death may be made for a period no longer than life expectancy. Payments which do not start within 1 year of death must be paid in full within 5 years of death.

    o Spouse Beneficiary -- Payments may start at any time they could have started to the Annuitant. If the spouse dies before payments start, the Beneficiary will then be subject to the rules above.

    If an Annuitant dies after the Annuity Date, a death benefit may be payable. The Beneficiary may elect within 60 days after it is payable to elect one of the following alternatives unless the Annuitant elected the Fourth
Option:

    (a)  receive the death benefit in a lump sum;

    (b) continue to receive annuity payments under the terms of the Contract and receive remaining variable annuity payments in a lump sum at any time thereafter; or

    (c) elect to have the value of any annuity payments applied to the Fifth Option on a fixed basis. The designated period chosen may not be longer than the period remaining under the Annuitant's option.

    If the Beneficiary elects (b) or (c) above, the Beneficiary is entitled to exercise all the investment options and other rights under the Contract. The lump sum under (a) and (b) is the present value of remaining payments, discounted at the Assumed Investment Rate, and based on the current Annuity Unit value for (a), or the value next determined after receipt of the request at VALIC's Home Office for (b).

7.10     SUSPENSION OF PAYMENTS

    VALIC reserves the right to suspend or postpone payments under the Separate Account for any period when: (1) the New York Stock Exchange is closed (other than customary weekend and holiday closings); (2) when trading on the Exchange is restricted; (3) when an emergency prevents disposal of securities held in the Separate Account or it is not reasonably practicable to determine the value of the Separate Account's net assets; or (4) during any other period when the Securities and Exchange Commission, by order, so permits for the protection of security holders. Securities and Exchange Commission rules shall govern as to whether (2) and (3) exist.

7.11     DEFERRAL OF SURRENDER

    VALIC may defer payment of any surrender of amounts accumulated in Fixed Subaccounts. Deferral shall not exceed six months from the receipt of written notice at the Home Office. Interest shall be paid if payment is deferred for thirty (30) days or more at a rate as determined by VALIC.

7.12     MINIMUM BENEFIT

    Any paid up annuity, cash surrender or death payment available under this Contract shall not be less than the minimum benefits required by any statute of the state in which the Contract is delivered.

7.13     REPORTS TO CONTRACT OWNERS

    Contract Owners with Variable Subaccount allocations and Annuitants with Annuity Units will receive a Separate Account financial report twice a year. This report, distributed pursuant to Section 30(d) of the Investment Company Act of 1940, shows the number of Units and dollar value of a Unit for each Division of the Separate Account as well as other comparative financial data.

    All Contract Owners will receive, at least annually, a statement showing dollar amounts attributable to all his or her subaccounts, investment performance in those subaccounts since the prior statement, and where applicable, the number and value of any Units or Annuity Units attributable to a subaccount. All statements will be mailed by VALIC within two months of the date of the information contained therein.

7.14     VOTING RIGHTS

    The Separate Account will vote Fund shares held in a Division which correspond to this Contract's interest in such Divisions, in accordance with instructions received from the individual having voting rights under this Contract. If the Contract Owner participates in the investment experience of the Separate Account, the Contract Owner will have the voting rights under this Contract before: (a) total withdrawal; (b) the Annuity Date, or (c) the Annuitant's death, whichever occurs first. If after the Annuity Date the payee participates in the investment experience of the Separate Account, the payee(s) shall have the voting rights.

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7.15     SUBSTITUTION OF FUND SHARES

    If Fund shares are not available, or if, in the judgment of VALIC, such shares are no longer appropriate in view of the purposes of the Separate Account, shares of another open-end investment company or a portfolio of same may be substituted for Fund shares held in the Separate Account or to be purchased by future Purchase Payments or transfers under this Contract. In the event any substitution occurs, VALIC will notify the Contract Owner within five days and will issue an endorsement to the Contract reflecting such changes.

7.16     SEPARATE ACCOUNT

    That portion of the Separate Account assets equal to the reserves and other contract liabilities with respect to the Separate Account are not chargeable with liabilities arising out of any other business VALIC may conduct. Income, gains, and losses, whether or not realized, from assets allocable to the Separate Account, are credited to or charged against such account without regard to VALIC's other income, gains, or losses.

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